Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR EXEMPT THEREFROM. THE ISSUER MAY REASONABLY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THIS NOTE, THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

PROMISSORY NOTE

US$5,400,000	Date: October 1, 2010

FOR VALUE RECEIVED, the undersigned, PLX Technology, Inc., a Delaware corporation (the “Issuer”), promises to pay as provided herein to Nersi Nazari (the “Holder”), solely in its capacity as the Stockholder Representative and for the benefit of the Persons set forth on the Final Merger Consideration Allocation Schedule (as each term is defined in the Merger Agreement referred to below), in lawful money of the United States of America the principal sum of Five Million Four Hundred Thousand Dollars ($5,400,000), together with interest on such principal sum accruing from and including the date hereof at the rate of 0.46% per annum (which will be computed on the basis of a 365-day year and paid for the actual number of days elapsed).  This Promissory Note (this “Note”) is being issued pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 22, 2010, by and among the Issuer, Tunisia Acquisition Sub, Inc., Teranetics, Inc. and Nersi Nazari, as the Stockholder Representative.  Capitalized terms not otherwise defined herein will have the meaning ascribed thereto in the Merger Agreement.  Pursuant to the terms of the Merger Agreement and the Escrow Agreement, the Escrow and Exchange Agent will hold the Note in escrow and the Stockholder Representative will exercise all rights as Holder pursuant to Section 11.1 of the Merger Agreement and this Note.

1. Maturity.  The principal amount of this Note, plus interest accrued thereon, will be due and payable in full, in the manner set forth in Section 2 herein, on the one-year anniversary of the date hereof (the “Maturity Date”); provided, that, if there are Pending Claims on the Maturity Date in an amount greater than the then outstanding principal amount hereof, (i) only accrued interest (and no payments of principal) will be due on the Maturity Date and, and (ii) with respect to each Pending Claim, on the Settlement Payment Date of such claim, the amount, if greater than zero, equal to the amount of the Pending Claim (as determined in accordance with Section 2.7) less the amount actually paid on the Settlement Payment Date of such claim, will be due and payable on the Settlement Payment Date of such claim.

2. Payment.  On the Maturity Date or at such later date as this amounts may come due and payable pursuant to Section 1 hereof, the principal amount of this Note (to the extent due in accordance with Section 1), plus interest accrued thereon as provided in this Note up to but not including the Maturity Date, will be paid by the Issuer through deposit of immediately available cash in the amount of such principal and accrued interest with the Escrow and Exchange Agent for payment by the Escrow and Exchange Agent to the Persons set forth on the Final Merger Consideration Allocation Schedule their respective applicable portion of such principal and accrued interest as set forth in Section 1.2(d), Article 2 of the Merger Agreement and on the Final Merger Consideration Allocation Schedule.  Upon such deposit of such cash to the Escrow and Exchange Agent, all obligations under this Note will have been performed and discharged in full.

3. Events of Default.

a. Failure to Pay. The Issuer shall fail to pay when due any principal, interest or other payment required under the terms of this Note on the date due; or

b. Voluntary Bankruptcy or Insolvency Proceedings. The Issuer or the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) become insolvent, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

c. Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Issuer or the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Issuer or the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

d. Change of Control. A Change of Control (as defined below) shall occur; or

e. Enforceability. This Note or any material term thereof shall cease to be, or be asserted by the Issuer not to be, a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms

“Change of Control” shall mean: (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Issuer having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Issuer, other than a transaction or series of related transactions in which the holders of the voting securities of the Issuer outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Issuer or such other surviving or resulting entity or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Issuer.

4. Rights of Holder upon Event of Default.  Upon the occurrence of any Event of Default (other than an event of Default, referred to in Sections 3(b) and 3(c)) and at any time thereafter during the continuance of such Event of Default, Stockholder Representative may, by written notice to the Issuer, declare all outstanding amounts payable by the Issuer hereunder to be immediately due and payable to the Escrow and Exchange Agent, to be held by the Escrow and Exchange Agent in accordance with the Articles II and IX of the Merger Agreement and in accordance with the Escrow Agreement, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  Upon the occurrence of an Event of Default described in Sections 3(b) and 3(c), immediately and without notice, all outstanding amounts payable to the Issuer hereunder shall automatically become immediately due and payable to the Escrow and Exchange Agent, to be held by the Escrow and Exchange Agent in accordance with the Article II and IX of the Merger Agreement and in accordance with the Escrow Agreement, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

5. Miscellaneous.

a. Governing Law.  The internal laws of the State of California (without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any other jurisdiction) will govern all matters arising out of or relating to this Note and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom.

b. Amendments and Waivers.  Any term of this Note may be amended and the observance of any term of this Note may be waived only with the written consent of the Issuer and the Stockholder Representative; provided, that, notwithstanding the foregoing, consent of the Stockholder Representative shall not be required (i) to amend this Note to reduce the principal amount in accordance with Section 2.7 of the Merger Agreement by the amount of a claim for indemnification upon settlement of such claim in accordance with Section 9.3 of the Merger Agreement, or (ii) to amend and restate this Note as Note B-1 on the Maturity Date in accordance with Section 2.7 of the Merger Agreement..

c. Assignment and Successors.  This Note will be binding on and inure to the benefit of the Issuer and the Stockholder Representative and their respective successors and assigns; provided, however, that (i) the Issuer may not assign, transfer, pledge or hypothecate this Note in whole or part without the prior written consent of the Stockholder Representative and (ii) the Stockholder Representative may not assign, transfer, pledge or hypothecate this Note in whole or part without the prior written consent of the Issuer; provided, further, however, that this clause (c) will not prevent any successor Stockholder Representative duly appointed and serving in such capacity pursuant to Section 11.1 of the Merger Agreement from succeeding as the holder of this Note.  Any such transfer will be effected by the Stockholder Representative and the transferee providing to the Issuer and the Escrow and Exchange Agent prior written notice of the transfer, certification of the transferee’s due appointment as the Stockholder Representative in accordance with the Merger Agreement.

d. Severability.  If any provision of this Note is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note are not affected or impaired in any way and the Issuer and Stockholder Representative agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision, that achieves, to the greatest lawful extent under this Note, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

e. Limitation of Liability.  IN NO EVENT WILL THE ISSUER HAVE ANY LIABILITY ARISING HEREUNDER OR IN CONNECTION HEREWITH TO ANY PARTY OR OTHER PERSON FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL OR PUNITIVE DAMAGES OF ANY KIND, REGARDLESS OF WHETHER SUCH PARTY OR PERSON WILL BE ADVISED, WILL HAVE OTHER REASON TO KNOW, OR IN FACT WILL KNOW OF THE POSSIBILITY OF THE FOREGOING.

f. Disputes.  In the event of a dispute arising hereunder or in connection herewith and in the case of any proceeding to enforce this Note, Section 11.11 of the Merger Agreement will govern, which section is incorporated herein by reference.

g. Rights and Remedies.  All rights and remedies of the holder of this Note will be exercised solely by the Stockholder Representative, and its successor and assigns in accordance with Section 6(c) hereof, acting pursuant to Section 11.1 of the Merger Agreement.

The undersigned has executed this Promissory Note as of the date set forth above.

“ISSUER” PLX TECHNOLOGY, INC. By: /s/ Arthur Whipple Name: Arthur Whipple Title: Chief Financial Officer

SIGNATURE PAGE TO PROMISSORY NOTE